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                                               Exhibit 23.1

         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and
(333-12789); on Form S-3 (333-10383), (333-14025) and
(333-19447); and on Form S-4 (333-13133) of U.S. Office
Products Company of our report dated May 31, 1996, except as to the third paragraph of Note 4 which is as of October 26, 1996, Note 15, which is as of July 10, 1996 and
Note 1, which is as of January 24, 1997 relating to the supplemental consolidated financial statements which appear in the Current Report on Form 8-K dated
January 29, 1997.


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
January 29, 1997